Exhibit 32.1

WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER

Pursuant to 18 U.S.C. Section 1350

Solely for the purposes of complying with 18 U.S.C. §1350, I, the undersigned Chief Executive Officer of Jagged Peak, Inc. (the “Company”), hereby certify that the Quarterly Report on Form 10-Q of the Company for the period ended September 24, 2010, (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 5, 2010

By:	/s/ Paul B. Demirdjian
Chief Executive Officer
(Principle Executive Officer)